UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): November 22, 2011

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 22, 2011, Chico’s FAS, Inc. (the “Company”) issued a press release announcing its third quarter and nine-month earnings for the period ending October 29, 2011. A copy of the release issued on November 22, 2011 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events

On November 22, 2011, the Company also announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share. A copy of the release issued on November 22, 2011 is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.

On November 22, 2011, the Company also announced that its Board of Directors authorized a new $200 million share repurchase program. A copy of the release issued on November 22, 2011 is attached to this Report as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated November 22, 2011

Exhibit 99.2	Press Release of Chico’s FAS, Inc. dated November 22, 2011

Exhibit 99.3	Press Release of Chico’s FAS, Inc. dated November 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: November 22, 2011	By:	/s/ Pamela K. Knous
Pamela K. Knous, Executive Vice President — Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated November 22, 2011

Exhibit 99.2	Press Release of Chico’s FAS, Inc. dated November 22, 2011

Exhibit 99.3	Press Release of Chico’s FAS, Inc. dated November 22, 2011